Exhibit 99.1

State Bank Completes Acquisition of The Express Bank of Texas, Round Rock, Texas

La Grange, Texas - Texas United Bancshares, Inc. (“Texas United”) (NASDAQ Symbol: TXUI), has completed its previously announced acquisition of The Express Bank of Texas (“Express”), Round Rock, Texas, through the merger of Express with and into State Bank, a wholly-owned subsidiary of Texas United.

In connection with the acquisition, Texas United issued 248,317 shares of its common stock and paid approximately $4.7 million in cash to shareholders of Express in exchange for all of the outstanding shares of Express common stock.

As of January 31, 2006, Express had two branch locations and had total assets of $42.8 million, total loans of $18.5 million, total deposits of $39.0 million and shareholders’ equity of $3.8 million.

“We are fortunate to have the opportunity to expand our presence in one of the fastest growing markets in Texas and are excited that Reid Ryan will join the Texas United Board as an Advisory Director” said L. Don Stricklin, President and CEO, Texas United Bancshares, Inc. and State Bank. “This expanded presence in the Round Rock marketplace will greatly assist us with our continued efforts to recruit and attract top banking talent in the surrounding Austin metropolitan area,” added Mr. Stricklin.

Texas United Bancshares, Inc. is a registered financial holding company listed on the NASDAQ National Market under the symbol “TXUI.” Texas United operates through three wholly-owned subsidiary banks, State Bank, GNB Financial, n.a. and Gateway National Bank, all of which offer a complete range of banking services. State Bank is headquartered in La Grange, Texas with twenty-four (24) full-service banking locations in central and south central Texas. GNB Financial is headquartered in Gainesville, Texas with seven (7) full-service banking centers located in Cooke, Denton and Ellis counties, north and south of the Dallas-Fort Worth metroplex. Gateway National Bank is headquartered in Dallas, Texas with six (6) Dallas area banking centers. In addition, State Bank operates five (5) mortgage loan production offices and eleven (11) limited service branches located in Houston, San Antonio and Austin, Texas.

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FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release, other written materials, and statements management may make, may contain certain forward-looking statements regarding Texas United’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Texas United intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements are based on certain assumptions and are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Texas United’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: successfully integrate the companies following the merger; continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate acquisitions; continue to provide products and services that appeal to our customers and have the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis. Other risks include the possibility of a materially adverse change in our financial condition; changes in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting our operations, pricing, and services.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in Texas United’s reports and registration statements filed with the Securities and Exchange Commission. Texas United undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For further information, please contact Jeff Wilkinson, Chief Financial Officer of Texas United Bancshares, at 979-968-7230.